Exhibit 10.5

EXECUTION VERSION

ENZYME SUPPLY AGREEMENT

THIS ENZYME SUPPLY AGREEMENT, including the exhibits attached hereto (the “Agreement”), effective as of September 01, 2017 (the “Effective Date”), is made and entered into by and between Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063, United States of America (“Codexis”), and Urovant Sciences GmbH, a Swiss corporation, having a place of business at Viaduktstrasse 8, 4051 Basel, Switzerland (“Customer”). Codexis and Customer each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

WHEREAS, Codexis has proprietary rights in certain enzymes, chemical synthesis and biocatalysis process technology, and possesses certain valuable business and/or technical knowledge, information, and/or expertise, relating to enzymatically catalyzed manufacturing processes;

WHEREAS, Customer is engaged in the business of manufacturing and supplying pharmaceutical ingredients and intermediates thereof and has proprietary rights in certain compounds, including the Product, methods of manufacturing the Product and methods of use of the Product;

WHEREAS, Customer is a licensee of certain intellectual property from Merck, Sharp & Dohme Corp. (“MSD”) relating to the manufacture, sale and distribution of Product in the Territory;

WHEREAS, Codexis desires to supply Codexis Enzyme to Customer, and Customer desires to use such Codexis Enzyme in the manufacture and supply of Product to customers in the Territory, as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS

1.1    “Affiliate” shall mean any entity that is controlled by, controls, or is under common control with a Party on or after the Effective Date, as the case may be. For purposes of this Section 1.1, the term “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question, or more than fifty percent (50%) interest in the income of the entity in question; provided, however, that, if local law requires a minimum percentage of local ownership of greater than fifty percent (50%), control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under local law, be owned by foreign interests, or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

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EXECUTION VERSION

1.2    “Agency” shall mean any applicable local, national or supranational government regulatory authority involved in granting approvals for the manufacturing, marketing and/or pricing of Product. “Agencies” is the plural of Agency.

1.3    “Applicable Law” shall mean all laws, statutes, ordinances, codes, rules, and regulations that have been enacted by a Government Authority and are in force as of the Effective Date or come into force during the Term, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

1.4    “Calendar Year” shall mean any twelve (12) consecutive month period commencing on January 1 and ending December 31 during the Term. For example, Calendar Year 2017, for purposes of this Agreement, shall mean the period from January 1, 2017 through December 31, 2017.

1.5    “Claims” shall have the meaning set forth in Section 10.1.

1.6    “Codexis Enzyme” shall mean Codexis’ [***].

1.7    “Codexis Inventions” shall mean any discovery, invention, contribution, method, finding or improvement, whether or not patentable, and all related intellectual property, including without limitation patents, trade secrets, and/or know-how, that is conceived, reduced to practice, or otherwise developed by Codexis or its Affiliates, either solely or jointly with a Third Party, during the Term that relate solely to the Codexis Technology.

1.8    “Codexis Process” shall mean the process for the transformation of Substrate to Product using Codexis Enzyme, as covered by those patents and patent applications listed in Exhibit 1.8.

1.9    “Codexis Technology” shall mean (a) Codexis Enzyme, (b) Codexis Process, and (c) Codexis Inventions, including, in each case, any intellectual property rights embodied therein.

1.10    “Commercial Materials” shall have the meaning set forth in Exhibit 4.1.

1.11    “Confidential Information” shall mean any information of a confidential and/or proprietary nature, including without limitation the data, results, inventories, know-how, processes, machines, methods, developments, compositions of matter, inventions, invention disclosures, patent applications, proprietary materials and/or techniques, economic information, business or research strategies, purchase orders (and any information included therein), trade secrets, or other information of any type or kind, and material embodiments thereof, disclosed by a Party to the other Party.

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EXECUTION VERSION

1.12    “Control” shall mean, with respect to an item, information or intellectual property right, possession of the ability, whether arising by ownership or license, to grant a license or sublicense as provided for herein under such item, information or intellectual property right without violating the terms of a written agreement with any Third Party.

1.13    “Customer Technology” shall mean intellectual property rights licensed from third parties or developed solely by Customer with respect to (a) the Product and derivatives thereof, (b) the processes to make the Product; and (c) uses of the Product, including, in each case, any intellectual property rights embodied therein.

1.14    “Enzyme Specification” shall have the meaning set forth in Section 3.5(e).

1.15    “Facility” shall mean the facility/facilities of Codexis or its Third Party Contractor(s) where the Codexis Enzyme are manufactured.

1.16    “Firm Order” shall mean a binding commitment in writing, made by Customer, to purchase a specified amount of Codexis Enzyme from Codexis.

1.17    “First Health Registration” shall have the meaning set forth in Section 8.3(a) (License Obligations).

1.18    “Government Authority” shall mean any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality, regulatory body, or other government entity, including without limitation any of the foregoing that is involved in the granting of approvals, licenses, registrations, or authorizations.

1.19    “Health Registration” shall mean a New Drug Application or [***] prepared in conformance with applicable Agency regulations for filing with the Agency for marketing authorization of Product.

1.20    [***] shall mean, with respect to any country in the Territory, [***].

1.21    “Pre-Commercial Materials” shall have the meaning set forth in Exhibit 4.1.

1.22    “Product” shall mean vibegron [***].

1.23    “Quarter” shall mean each of the three consecutive calendar months ending March 31, June 30, September 30 and December 31.

1.24    “Substrate” shall mean [***].

1.25    “Term” shall have the meaning set forth in Section 9.1 (Term).

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EXECUTION VERSION

1.26    “Territory” shall mean all of the countries of the world excluding Brunei, Cambodia, Hong Kong, Indonesia, Japan, Korea, Laos, Malaysia, Myanmar, Philippines, Singapore, Taiwan, Thailand and Vietnam.

1.27    “Third Party” (and with its correlative meaning, “Third Parties”) shall mean any party other than Codexis, Customer, or an Affiliate of either Codexis or Customer.

2.	LICENSE FOR PRODUCT

2.1    License for Product. Customer represents and warrants to Codexis that it Controls the Product (with respect to the manufacturing and/or sale of the Product in the Territory) and that it is a licensee of and possesses all required intellectual property rights from MSD relating to the manufacture and sale of the Product in the Territory. If, at any time, Customer ceases to Control the Product (with respect to the manufacturing and/or sale of the Product in the Territory) or be authorized to manufacture and sell Product in all of the Territory, this Agreement shall terminate. If, at any time, Customer ceases to Control the Product and be authorized to manufacture and sell Product in any portion of the Territory, then with respect to such portion(s) of the Territory in which Customer ceases to Control the Product or be authorized to manufacture and sell Product, this Agreement shall terminate

3.	ENZYME SUPPLY

3.1    Codexis Enzyme Supply. Subject to the terms and conditions of this Agreement, Codexis shall supply Codexis Enzyme on a non-exclusive basis to Customer, and Customer shall purchase from Codexis all of its requirements for Codexis Enzyme, for use in the manufacture of Product by Customer for sale by or on behalf of Customer of such Product in the Territory during the Term. [***].

3.2    Terms and Conditions. All supply of Codexis Enzyme by Codexis to Customer shall be subject to the terms and conditions of this Agreement. Any terms of any Purchase Order or acknowledgement given or received which are inconsistent with this Agreement given by either Party shall have no effect, and such terms are hereby excluded and rejected.

3.3    Restricted Rights. All Codexis Enzyme transferred to Customer under this Agreement are and shall be solely used for the manufacture of Product by Customer for sale by or on behalf of Customer (whether as Product or as incorporated in a formulated drug product) in the Territory in accordance with the terms and conditions of this Agreement. Product manufactured by Customer using Codexis Enzyme and pursuant to the license granted herein may not be resold by or for Customer with intended use or distribution (whether as Product or as incorporated in a formulated drug product) outside of the Territory. Any distribution, use, or other exploitation of Codexis Enzyme not in accordance with this Agreement shall be considered to be unlicensed and are hereby

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EXECUTION VERSION

prohibited. Customer shall not transfer any Codexis Enzyme to any Third Party (except to a contract manufacturing organization using Codexis Enzyme to manufacture Product solely by or for Customer for sale by or on behalf of Customer in the Territory, in which event Customer shall ensure that such contract manufacturing organization complies with Customer’s obligations under this Section 3.3 (Restricted Rights), Section 3.9 (Use of Codexis Enzymes, Section 8.1(a) (Ownership by Codexis) and Article 6 (CONFIDENTIALITY). Customer shall not manufacture Codexis Enzyme or acquire Codexis Enzyme from any Third Party.

3.4    Forecasts. Within [***] at the beginning of each Quarter during the Term, Customer shall provide Codexis in writing (e-mail is acceptable) a good faith forecast reflecting Customer’s requirements, if any, for Codexis Enzyme for each of the following [***] by setting forth the quantities of Codexis Enzyme to be supplied, broken down by Quarter. All projected order dates, quantities and shipping dates set forth in the forecasts delivered pursuant to this Section 3.4 shall be binding on Customer in respect of the requirements set forth for the [***] immediately following the delivery of each such forecast.

3.5    Orders.

(a)    Purchase Orders. At least [***] prior to the beginning of each Quarter during the Term, Customer shall place a Firm Order for its requirements of Codexis Substance for such Quarter. Customer may also place a Firm Order at any time during the Term of this Agreement; provided, that such Firm Order is submitted at least [***] prior to the earliest delivery date set forth in such Firm Order. Each Firm Order shall specify the following:

1.	Quantity of Codexis Enzyme ordered;

2.	The price of the Codexis Enzyme ordered per Exhibit 4.1;

3.	The required delivery date(s);

4.	The ship-to address;

5.	The specific packaging amount;

6.	Shipping conditions.

(b)    Subject to the terms and conditions of this Agreement, Codexis shall accept such Firm Orders from Customer for each Codexis Enzyme; provided, that Codexis shall not be obligated to accept a Firm Order for Codexis Enzyme for any particular Quarter to the extent that the quantity of Codexis Enzyme ordered for delivery in such Quarter exceeds [***] of the quantity of Codexis Enzyme forecasted for such month in accordance with Section 3.4 (Forecasts); provided, however, that Codexis shall use commercially reasonable efforts to fulfill orders for such excess quantities from available supplies, taking into account Codexis’ own use, distribution and other obligations. Codexis shall communicate to Customer any potential manufacturing or supply challenges of which it is aware at the time of receipt of the Firm Order, which are reasonably expected to impact Codexis’ ability to fulfill such Firm Order.

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EXECUTION VERSION

(c)    Minimum Order Quantities. Each Firm Order shall be for the minimum purchase quantity(ies) agreed upon between Codexis and Customer with respect to a Calendar Year as agreed upon in accordance with Exhibit 4.1.

(d)    Form of Order. All Firm Orders shall be governed by the terms and conditions of this Agreement and any term or condition set forth in a Firm Order that would materially amend or supplement the terms and conditions of this Agreement is rejected and without effect. All of Customer’s orders for Codexis Enzyme shall be made pursuant to such written Firm Order form and shall provide for shipment in compliance with Section 3.6 (Delivery and Storage of Codexis Enzymes). Codexis shall promptly notify Customer of its acceptance or rejection of a Firm Order, and shall use commercially reasonable efforts to do so within [***] from receipt of such Firm Order.

(e)    Enzyme Specification. For Codexis Enzyme that is being supplied to Customer for manufacture of pre-commercial quantities of Product, the [***] Certificate of Analysis attached as Exhibit 3.5(d) shall apply but is not guaranteed. Prior to the supply of Codexis Enzyme that will be used in the manufacture of Product intended to be sold commercially, the Parties will agree in good faith on final specifications for the Codexis Enzyme to be delivered and shall attach such final specifications as a replacement Exhibit 3.5(d) (the “Enzyme Specification”). The Parties may amend the Enzyme Specification for Codexis Enzyme hereunder from time to time by mutual written agreement. Codexis Enzyme shall be manufactured in accordance with appropriate quality controls, as may be mutually agreed upon by the Parties in a separate written Quality Agreement.

3.6    Delivery and Storage of Codexis Enzyme. Subject to Section 3.5 (Orders), Codexis shall deliver to Customer the amount of Codexis Enzyme specified in each Firm Order no later than the date(s) specified therein. All Codexis Enzyme shall be shipped by Codexis [***] (Incoterms 2010) at [***] (or such [***] referenced in Section 3.11 (Supply)), and risk of loss shall pass to Customer upon such delivery. Codexis shall ship Codexis Enzyme under appropriate packaging and storage conditions. Codexis shall provide any documentation required for shipment of Codexis Enzyme (e.g. MSDS, COA for each batch, and shelf life/retesting period for such batch). Customer shall store, handle and maintain the Codexis Enzyme in accordance with storage instructions as determined by Codexis [***], which storage instructions may be amended from time to time by Codexis in writing. Customer shall bear any and all costs from failure to comply with such storage instructions, including without limitation any payments required for additional quantities of Codexis Enzyme purchased by Customer due to such failure.

3.7    Inspection. Prior to shipment of any Codexis Enzyme, Codexis and/or any Third Party referenced in Section 3.11 (Supply) shall test and inspect such shipment to ensure compliance with the applicable Enzyme Specification. Upon receipt of shipment of Codexis Enzyme, Customer shall, either directly or through a contract manufacturing organization, inspect such Codexis Enzyme for compliance with the Enzyme Specification for such Codexis Enzyme corresponding to such shipment. Customer shall inform Codexis of the result of the inspection, including any claim with respect to all or part of a shipment,

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EXECUTION VERSION

in writing within [***] after the delivery of such shipment of Codexis Enzyme. In the event that Codexis receives a written notice of claim from Customer, which notice must include sufficient detail identifying the basis for claim, the Parties shall determine if such claim is proper pursuant to the dispute resolution mechanism set forth in Section 3.8 (Disputes) and shall enter into good faith discussions regarding supply of replacement quantities of Codexis Enzyme during the dispute resolution process. If Customer fails to notify Codexis in writing of a claim within such [***] period, Customer’s right to submit a claim for the shipment for any basis that would have been discoverable through an inspection will be deemed to have been waived, notwithstanding any right of Customer to submit a claim to Codexis in connection with latent defects.

3.8    Disputes. If Codexis disputes Customer’s conclusion to submit a claim with respect to all or part of any shipment of any Codexis Enzyme as set forth in Section 3.7 (Inspection), Codexis shall notify Customer within [***] after receipt of Customer’s written notice of such rejection. Such dispute shall be resolved by a Third Party within [***] of such notice by Codexis. Such Third Party shall have expertise in the area of biocatalysis, the identity of whom shall be mutually agreed upon by the Parties, and the appointment of whom shall not be unreasonably delayed or conditioned by either Party. The determination of such Third Party with respect to all or part of any shipment of any Codexis Enzyme shall be final and binding upon the Parties. The Third Party’s scope of review and decision shall be limited to the claim with respect to the shipment or part thereof, and Codexis’ responses thereto. For the avoidance of doubt, if such Third Party determines that the reasons given by Customer in submitting a claim with respect to the shipment or part thereof were: (x) proper, then at Codexis’ election, Codexis shall replace such shipment or provide a full refund or credit, and (y) not proper, then no refund or credit shall be due to Customer. The fees and expenses of such Third Party shall be paid by [***.] Each of Codexis and Customer shall bear their own fees and expenses, including and legal or consultant fees, incurred under this Section 3.8.

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EXECUTION VERSION

3.9    Use of Codexis Enzymes. Except as expressly set forth in this Agreement, Customer will not, and will not allow any Third Party to, without the prior written consent of Codexis, (a) extract information from, reverse engineer, deconstruct, disassemble, sequence or in any way determine, or attempt to extract information from, reverse engineer, deconstruct, disassemble, sequence or in any way determine, the biological, chemical or physical structure or composition of any of the Codexis Enzyme or its components; (b) copy, alter, immobilize, stabilize, add to, alter, modify or otherwise design or create any derivative of Codexis Enzyme or its components; or (c) transfer any Codexis Enzyme or its respective components, or sequence information pertaining thereto, to a Third Party (except as expressly provided for under Section 3.3 (Restricted Rights) or Section 8.2 (License to Codexis Technology)) or otherwise sublicense or subcontract any of its rights or obligations under this Agreement to any Third Party. This Agreement does not permit Customer to use the Codexis Enzyme to treat human subjects. For the avoidance of doubt and without limiting any other remedies Codexis may have, to the extent Customer breaches this Section 3.9, Customer acknowledges and agrees that Codexis owns any and all intellectual property rights that arise from such breach and Customer hereby exclusively assigns to Codexis all right, title and interest in, to and under such intellectual property that Customer has or may thereafter acquire as a result of such breach. Customer hereby agrees to take or cause to be taken all actions as Codexis deems necessary or desirable in order for Codexis to obtain the full benefits of the assignment described in the immediately preceding sentence and the transactions contemplated thereby.

3.10    Third Party Contractors. Codexis shall have the right at any time to satisfy its supply obligations to Customer under this Agreement either in whole or in part through arrangements with Third Parties engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of Codexis Enzyme; provided, that Codexis shall remain responsible for the actions of such Third Parties and for compliance with its obligations under this Agreement.

3.11    Supply.

(a)    Efforts by Codexis. Codexis shall use all commercially reasonable efforts to supply Codexis Enzyme in accordance with this Article 3; provided, however, that if Codexis encounters any issues in respect of supply or delivery, including but not limited to feasibility issues or scale-up issues, Codexis shall notify Customer and [***].

(b)    [***]

3.12    Relationship. As between the Parties, Customer shall be solely responsible for (i) the production of Product using Codexis Enzyme, (ii) converting Substrate to Product using Customer’s technology, and (iii) distributing, selling and marketing Product in the Territory.

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EXECUTION VERSION

4.	PAYMENT; TAXES

4.1    Pricing. Customer shall pay Codexis for Codexis Enzyme delivered hereunder as established in accordance with Exhibit 4.1 of this Agreement. In addition, Customer shall pay any and all insurance, shipment, taxes (as further described in Section 4.4 (Taxes)) or other costs incident to the transfer or shipment of the Codexis Enzyme.

4.2    Invoicing. All invoices shall be sent to Customer’s address for notices hereunder or such other address as designated by Customer in writing, and each such invoice shall state Customer’s aggregate and unit prices for the Codexis Enzyme, and shall separately itemize any insurance, taxes or other costs incident to the transfer or shipment initially paid by Codexis but to be borne by Customer hereunder. In the event of any discrepancy, Customer shall inform Codexis in writing within [***] of receipt of a particular shipment, specifying the shipment, the Firm Order number, and the exact nature of the discrepancy between the order and the shipment, or the exact nature of the discrepancy in the shipping or other charges, as applicable, otherwise such shipment and applicable charges shall be deemed correct.

4.3    Payment. Customer shall make full payment to Codexis for all Codexis Enzyme shipped hereunder no later than [***] from the date of Codexis’ invoice. Any payment under the terms and conditions of this Agreement made after such [***] period shall bear compounding interest beginning one (1) day after the expiration of such [***] period and shall continue to accrue such interest until such payment is made at a rate equal to the [***].

4.4    Taxes. Customer shall be responsible for all federal, state and local taxes, or charges in lieu of taxes, now or hereafter imposed on the sale or use of the Codexis Enzyme, except for income or other similar taxes imposed on Codexis. Any taxes for which Customer is responsible hereunder shall be charged to Customer and shall be in addition to the prices set forth in this Article 4 (PAYMENT; TAXES).

4.5    Method. An payments made under this Agreement shall be made by direct wire transfer of United States Dollars in immediately available funds in the requisite amount to such bank account as Codexis may from time to time designate by written notice to Customer.

5.	GOVERNMENTAL LAW AND REGULATIONS

5.1    Applicable Law. Codexis’ and Customer’s obligations hereunder shall be subject to all Applicable Law. Codexis shall secure such permits and licenses necessary, at its sole expense, for the manufacture and sale of Codexis Enzyme hereunder, unless otherwise agreed by the Parties in writing.

5.2    Regulatory Filings. As between the Parties, Customer and its Affiliates will be responsible for filing any regulatory approval application in connection with Product, at their own cost.

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EXECUTION VERSION

5.3    Records. Codexis shall maintain complete, true, and accurate books, records, test and laboratory data, reports, and all other information relating to Codexis Enzymes, including the manufacturing data and technical records pertaining to the methods, facilities, and equipment used for processing, in accordance with Applicable Laws and as is reasonably necessary to support regulatory filings by Customer with respect to the Product. Codexis shall store all such records and information for a period of at least [***] from the relevant Codexis Enzyme manufacturing date or longer if required under Applicable Laws, after which date Codexis may dispose of such records upon providing reasonable prior written notice of such destruction to allow Customer to request such records.

5.4    Regulatory Obligations. Customer shall be solely responsible for preparation and submission of applications to Agencies regarding the Product. Customer will advise Codexis of document requirements in support of such applications by Customer. Codexis will, at Customer’s expense at Codexis’ then-current rates agreed upon by the Parties, use its commercially reasonable efforts to provide documents and additional information needed for such applications, and to cooperate with and assist Customer in preparation and submission of such applications to the FDA (and other Agencies, as appropriate). All such applications to Agencies and related filings by Customer shall be the sole and exclusive property of Customer, as applicable. Customer shall be solely responsible for all contacts and communications with any Agencies with respect to all matters relating to the Product. At the request of Customer, Codexis shall make appropriate personnel reasonably available for meetings with Agencies related to manufacturing of Codexis Enzymes and the related processing of the Product.

5.5    Regulatory Notifications. Codexis shall notify Customer immediately, and in no event later than [***], after receiving any contact or communication from any Regulatory Authority that in any way relates to the Products. Codexis shall advise Customer no later than the next day that is not a Saturday, Sunday, or federal or state holiday if an authorized agent of any Agencies or any other regulatory body plans to visit the Facility solely in relation to the Products for Customer, and/or makes an inquiry regarding manufacturing of Codexis Enzymes for use in processing Products for Customer or regarding any part of the Facility that is used in manufacturing of Codexis Enzymes for use in processing of Products for Customer. Customer shall have the right to be present at any visit relating to Products for Customer and to review in advance and comment on any response to the communication or investigation submitted by Codexis. Codexis shall cooperate fully with such Regulatory Authority and with Customer in providing the information needed for any such communication. Codexis shall provide to Customer copies of any document delivered by such Regulatory Authority or regulatory body as a result of such visit. If an authorized agent of any Regulatory Authority or any other regulatory body visits the Facility in connection with another product or another part of the Facility and such visit results in a finding or other action that could materially and adversely affect Codexis’ production of Codexis Enzyme under this Agreement, then Codexis shall notify Customer as soon as practicable and shall provide Customer with information concerning Codexis’ response to such finding or action. Customer shall retain the right to amend Codexis’ response to a Regulatory Authority solely in relation to the Product.

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EXECUTION VERSION

5.6    Audits. During the Term and during the period in which Codexis is supplying the Codexis Enzymes, Customer or its authorized representatives reasonably acceptable to Codexis at Customer’s cost for the purposes of audit may visit the Facilities of Codexis or its Third Party Contractors where the Codexis Enzymes are being manufactured, during normal business hours. The detailed scope of audit shall be communicated to Codexis at least [***] prior to the requested date of audit and the Parties shall work in good faith to schedule a mutually agreeable date for such audit. Any such audit shall be conducted in accordance with Codexis’ then-current policies and without material disruption to Codexis’ or Codexis’ Third Party Contractor activities. Customer shall be entitled to conduct an audit hereunder once in any [***] period during the term of this Agreement, upon reasonable notice during regular business hours for a period not to exceed [***]; provided, however, that Customer shall be entitled to conduct audits following issuance of reports delivered by Agencies to Codexis pertaining to manufacturing of Codexis Enzymes for use in processing Products for Customer or the occurrence of other events which are likely to adversely affect Customer’s processing of Products as frequently as requested by Customer at reasonable times and for reasonable duration (which may not exceed [***]) until Codexis has corrected such deficiencies. Upon request, Customer may conduct additional audits, provided that Customer shall reimburse Codexis for reasonable time and expenses incurred by Codexis in connection with such audits.

6.	CONFIDENTIALITY

6.1    In General. In connection with this Agreement each Party may provide to the other Party, Confidential Information. Codexis Technology shall constitute the Confidential Information of Codexis.

6.2    Non-Disclosure and Non-Use. The receiving Party shall maintain the Confidential Information of the disclosing Party in confidence, shall not disclose such Confidential Information to any Third Party, and shall not use such Confidential Information for any purpose except as expressly permitted under the terms and conditions of this Agreement. Notwithstanding the previous sentence, the receiving Party may disclose the Confidential Information of the disclosing Party solely on a “need to know basis” to its Affiliates and its officers, directors, employees, advisors, legal counsel, contractors and agents, and independent legal counsel, each of whom prior to disclosure must he hound by obligations of nondisclosure and non-use no less restrictive than the obligations set forth in this Article 6 (CONFIDENTIALITY); provided, however, that, in each of the above situations, the receiving Party shall remain responsible for any failure by any person or entity who receives Confidential Information pursuant to this Section 6.2 to treat such Confidential Information as required under this Article 6 (CONFIDENTIALITY). The receiving Party shall take the same degree of care that the receiving Party uses to protect its own confidential and proprietary information of a similar nature and importance, but in no event shall such care be less than reasonable care.

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6.3    Exceptions. The obligations of non-disclosure and non-use under Section 6.2 (Non-Disclosure and Non-Use) will not apply as to particular Confidential Information of a disclosing Party to the extent that such Confidential Information: (a) is at the time of receipt, or thereafter becomes, through no fault of the receiving Party or its Affiliates, published or publicly known or available; (b) is known by the receiving Party or its Affiliates at the time of receiving such information, as evidenced by competent records; (c) is hereafter furnished to the receiving Party or its Affiliates by a Third Party without breach of a duty to the disclosing Party; or (d) is independently discovered or developed by the receiving Party or its Affiliates without use of, application of, access to, or reference to Confidential Information of the disclosing Party, as evidenced by competent records.

6.4    Disclosure Required by Law. Disclosure of Confidential Information shall not be precluded if such disclosure (a) is in response to a valid order, or required under the regulations, of a court or other governmental body; or (b) is required by Applicable Law; provided, however, that the receiving Party, to the extent practicable, first has given reasonable prior notice to the disclosing Party and at the disclosing Party’s request, the receiving Party cooperates with the disclosing Party’s efforts, as applicable, to obtain a protective order limiting the extent of such disclosure and requiring that the Confidential Information so disclosed be used only for the purposes for which such order was issued or as required by such Applicable Law. Any disclosure made pursuant to this Section 6.4 shall not affect the confidential nature of the disclosed Confidential Information (except to the extent the disclosure was made publicly available, such as but not limited to filings with the United States Securities and Exchange Commission, in which case such disclosed Confidential Information shall no longer be deemed confidential).

6.5    Remedies. The receiving Party agrees that its obligations under this Article 6 (CONFIDENTIALITY) are necessary and reasonable to protect the disclosing Party’s business interests and that the unauthorized disclosure or use of Confidential Information of the disclosing Party will cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. The receiving Party further acknowledges and agrees that in the event of any actual or threatened breach of this Article 6 (CONFIDENTIALITY), the disclosing Party may have no adequate remedy at law and, accordingly, that the disclosing Party will have the right to seek an immediate injunction, without an obligation to post a bond or any similar security, enjoining any breach or threatened breach of this Article 6 (CONFIDENTIALITY), as well as the right to pursue any and all other rights and remedies available at law or in equity for such breach or threatened breach.

6.6    Agreement Terms; Press Release. The existence of, and the terms and conditions of, this Agreement shall be Confidential Information of each of the Parties, and subject to the terms of this Article 6 (CONFIDENTIALITY); provided, however, that (a) each Party may disclose this Agreement, in confidence, (i) to [***], (ii) to legal, scientific,

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regulatory and financial advisors and (iii) in connection with any proposed or actual transactions involving the disclosing Party in the form of mergers, offerings, acquisitions, fundings and investments; and (b) each Party may disclose this Agreement, in its entirety or with portions redacted, as may be required by Applicable Law. Notwithstanding the foregoing, upon or after the execution of this Agreement, the Parties may: (c) issue a press release relating generally to their entry into this Agreement, provided, however, that such press release has been agreed to by both Parties prior to issuance; and (d) list the other Party’s name and/or logo on its website or in promotional materials, and may otherwise disclose that the other Party is a contracting party of such Party.

6.7    Survival. All obligations of non-disclosure and non-use imposed pursuant to the terms and conditions of this Article 6 (CONFIDENTIALITY) shall survive expiration or termination of this Agreement and continue in full force and effect for a period of [***] after the effective date of such expiration or such termination.

7.	REPRESENTATIONS AND WARRANTIES

7.1    Representations by Each Party. Each Party represents and warrants that as of the Effective Date: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has MI corporate power and authority to enter into this Agreement; (b) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and (c) the performance of its obligations under this Agreement do not conflict with, or constitute a default under, its charter documents, any contractual obligation of such Party or any court order.

7.2    Disclaimer of Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 7 (REPRESENTATIONS AND WARRANTIES), NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE, OR ANY OTHER SIMILAR STATUTORY WARRANTY. EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES.

8.	INTELLECTUAL PROPERTY

8.1    (a) Ownership by Codexis. As between the Parties, subject only to the license set forth in Section 8.2 (License to Codexis Technology), Codexis shall retain and own all right, title and interest in, to and under the Codexis Technology, and Codexis shall have the right, but not the obligation, to file applications for, and to control the prosecution and maintenance of, the Codexis Technology and to enforce all rights therein. For the avoidance of doubt, Codexis has no rights to Customer Technology.

(b)    Ownership by Customer. As between the Parties, Customer shall retain and own all right, title and interest in, to and under the Customer Technology, and

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Customer shall have the right, but not the obligation, to file applications for, and to control the prosecution and maintenance of, the Customer Technology and to enforce all rights therein. For the avoidance of doubt, Customer has no rights to improve or modify the Codexis Technology.

8.2    License to Codexis Technology. Subject to the terms and conditions of this Agreement, Codexis hereby grants to Customer a non-exclusive, non-transferrable, non-sublicensable (except as provided below), worldwide license under the Codexis Technology to use and import (but not to make, have made, improve, have improved, modify, have modified, sell, or have sold) Codexis Enzyme in order to make, have made, use, import, sell and have sold Product in the Territory, This license does not grant Customer any rights under Codexis Technology to use and import Codexis Enzyme in order to make, have made, use, import, sell and have sold Product (whether as Product or as a formulated drug product) for resale by third parties (including, without limitation, [***]) for sale outside of the Territory. Until the satisfaction by Customer of all of its obligations under Section 8.3 (License Obligations), the license shall not be transferable, and shall not be sub-licensable except: a) to Affiliates of Customer and to contract manufacturing organizations manufacturing Product for Customer and its Affiliates; and, b) with regard to the Product formulated as a drug product, to third parties conducting clinical research and/or drug product testing on behalf of the Customer and/or its Affiliates that is necessary for the regulatory approval in the Territory. After the satisfaction by Customer of all of its obligations under Section 8.3 (License Obligations), the license shall be fully transferrable to a successor to Customer’s rights under this Agreement and its agreement with MSD relating to the Product and sublicensable.

8.3    License Obligations. In consideration for the license granted by Codexis under Section 8.2 (License to Codexis Technology), Customer agrees to the following payment and purchase obligations:

(a)    Upon Customer receiving the first approval of a Health Registration for Product in any of the United States, Europe or Canada (“First Health Registration”), Customer shall pay Codexis a one-time, non-refundable, non-creditable milestone payment of US$500,000. Customer shall notify Codexis in writing of Customer’s receipt of such First Health Registration, and Codexis shall invoice Customer for such milestone payment. Such payment shall be made by Customer to Codexis within [***] from the date of such invoice from Codexis.

(b)    [***.]

(c)    [***.]

8.4    No Other Rights. Except for the rights expressly granted in this Agreement, no right, title or interest of any nature whatsoever is or shall be granted whether as a result of sale or transfer, by implication, estoppels, reliance or otherwise, with respect to the Codexis Technology. All rights with respect to Codexis Technology that are not specifically granted in this Agreement are reserved to Codexis.

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9.	TERM AND TERMINATION

9.1    Term. The term of this Agreement shall commence on the Effective Date through six (6) years from the date of First Health Registration, unless earlier terminated in accordance with Sections 2.1 (License for Product), 9.2 (Termination for Convenience), 9.3 (Termination for Cause) or 9.4 (Termination for Insolvency) (the “Term”),

9.2    Termination for Convenience.

(a)    At any time after the Effective Date, but before the date of First Health Registration, Customer may terminate this Agreement upon written notice to Codexis.

(b)    At any time (1) on or after the date of First Health Registration and (ii) the satisfaction by Customer of all of its obligations under Section 8.3 (License Obligations), Customer may terminate this Agreement upon written notice to Codexis.

9.3    Termination for Cause. Either Party may terminate this Agreement upon sixty (60) days written notice to the other Party if the other Party materially breaches any obligation set forth herein, which breach has not been cured within sixty (60) days after receipt of written notice of such breach from the non-breaching Party, or within such additional cure period as the non-breaching Party may so authorize in writing. in the event of a non-curable breach, the non-breaching Party shall be entitled, in the non-breaching Party’s sole discretion, to immediately terminate this Agreement in its entirety. A failure by Customer to make payment hereunder shall be considered a material breach unless cured within [***] of receipt of written notice of such non-payment.

9.4    Termination for Insolvency. To the extent permitted under Applicable Law, a Party may terminate this Agreement upon thirty (30) days written notice to the other Party if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or any insolvency law, whether domestic or foreign, or has wound up or liquidated its business voluntarily or otherwise.

9.5    Consequences of Expiration or Termination.

(a)    Licenses. Upon expiration or termination of this Agreement by either Party for any reason, the license granted under Section 8.2 shall terminate and Customer shall cease use of any and all Codexis Technology.

(b)    Return of Materials. Upon expiration or termination of this Agreement by either Party for any reason, each Party shall promptly return, or destroy and provide written certification of such destruction by a duly authorized officer of such Party,

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any and all Confidential Information of the other Party in such first Party’s possession or control at the time of such expiration or termination and Customer shall promptly return to all unused supplies of Codexis Enzyme, [***].

(c)    Accrued Liability. Expiration or termination of this Agreement for any reason shall not release either Party hereto from any liability which at the time of such termination has already accrued to the other Party prior to such time. Such expiration or termination will not relieve a Party from accrued payment obligations or from obligations which are expressly indicated in this Agreement to survive expiration or termination of this Agreement.

9.6    Survival. In addition to any sections of this Agreement which by their terms survive expiration or termination of this Agreement, the following Articles and Sections of this Agreement shall survive its expiration or termination: Articles 1 (DEFINITIONS), 4 (PAYMENT; TAXES), 5 (GOVERNMENTAL LAW AND REGULATIONS), 6 (CONFIDENTIALITY), 10 (INDEMNIFICATION) and 11 (MISCELLANEOUS), and Sections 3.2 (Terms and Conditions), 3.3 (Restricted Rights), 3.8 (Disputes) (if applicable), 3.9 (Use of Codexis Enzyme), 3.12 (Relationship), 7.2 (Disclaimer of Warranties), 8.1 (Ownership of Codexis), 8.4 (No Other Rights), 9.4 (Termination for Insolvency) and 9.5 (Consequences of Expiration or Termination). All obligations to make payments to Codexis shall survive expiration or termination of this Agreement.

10.	INDEMNIFICATION

10.1    Indemnification by Codexis. Codexis shall indemnify, defend, and hold Customer, its directors, officers, employees, agents, advisors, contractors and Affiliates harmless from and against all Third Party claims, demands, damages, liabilities, losses, costs, and expenses, including without limitation attorney’s fees (collectively, “Claims”) in connection with or arising from (a) a breach by Codexis of any of its representations, warranties or obligations under this Agreement, or (b) any negligence or willful misconduct of Codexis in the performance of its obligations under this Agreement; provided, however, that Codexis’ indemnification obligations under this Section 10.1 shall not apply to the extent such Claims are solely the responsibility of Customer under Section 10.2 (Indemnification by Customer).

10.2    Indemnification by Customer. Customer shall indemnify, defend, and hold Codexis, its directors, officers, employees, agents, and Affiliates harmless from and against all Claims in connection with or arising from (a) a breach by Customer of their representations, warranties or obligations under this Agreement, or (b) any negligence or willful misconduct by Customer, or (c) product liability related to the use of any Product; provided, however, that Customer’s indemnification obligations under this Section 10.2 shall not apply to the extent such Claims are solely the responsibility of Codexis under Section 10.1 (Indemnification by Codexis).

10.3    Insurance. Customer agrees to carry insurance in coverage and amounts reasonable and customary for a company of similar size and in the same industry as Customer. Codexis agrees to carry insurance in coverage and amounts reasonable and customary for a company of similar size and in the same industry as Customer.

11.	MISCELLANEOUS

11.1    Further Assurances. From time to time on and after the Effective Date, each Party shall at the reasonable request of the other Party: (a) deliver to the other Party such records, data, or other documents; (b) execute, and deliver or cause to be delivered, all assignments, consents, documents or further instruments of transfer or license; and (c) take or cause to be taken all other actions as such other Party may reasonably deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby; each to the extent as required under the provisions of this Agreement.

11.2    Limitation of Liability. EXCEPT FOR BREACHES OF ARTICLE 6 (CONFIDENTIALITY), SECTION 3.10 (Third Party Contractors) OR

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INDEMNIFICATION PURSUANT TO ARTICLE 10 (INDEMNIFICATION), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, WHETHER FORESEEABLE OR NOT. FURTHERMORE, IN NO EVENT SHALL CODEXIS BE LIABLE TO CUSTOMER FOR ANY CLAIM FOR DAMAGES CUSTOMER SUFFERS UNDER THIS AGREEMENT IN AN AMOUNT EXCEEDING TWO TIMES THE AGGREGATE AMOUNT OF THE PAYMENTS MADE BY OR DUE FROM CUSTOMER TO CODEXIS DURING THE TWELVE (12)-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE APPLICABLE BREACH UNDER THIS AGREEMENT, PROVIDED THAT NOTHING HEREIN SHALL BE APPLICABLE TO ACTS OF GROSS NEGLIGENCE, INTENTIONAL BREACH OF THE AGREEMENT OR WILLFUL MISCONDUCT,

11.3    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of New York to the rights and duties of the Parties. The Parties exclusively agree to resolve all disputes arising out of, relating to or in connection with this Agreement by arbitration conducted under the then-existing Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration will be conducted in New York, New York, USA before a single, neutral arbitrator chosen by mutual agreement of the Parties or, failing that agreement, within [***] after written notice demanding arbitration, by the AAA. Any award rendered by the arbitrator will be final, conclusive and binding upon the Parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction. The arbitrator shall determine the claim of the Parties and render a final award in accordance with the substantive law of the State of New York, excluding the conflicts provisions of such law, and shall apply the New York Rules of Evidence. Nothing in this Agreement shall be deemed as preventing a Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect that Party’s name, Confidential Information, trade secrets, know-how, or any other proprietary rights. For actions or proceedings for injunctive relief pursuant to Section 11.4, each of the Parties irrevocably agrees that any such action shall be brought and determined in any New York State or federal court sitting in New York County, New York, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action.

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11.4    Injunctive Relief. Each Party agrees that its obligations hereunder are necessary and reasonable to protect the other Party and its Affiliates, and expressly agrees that monetary damages could be inadequate to compensate the non-breaching Party (and its Affiliates) for any breach of any covenant or agreement set forth herein. Each Party agrees and acknowledges that any such violation or threatened violation could cause irreparable injury to the other Party and its Affiliates and that, in addition to any other remedies that may he available, in law, or otherwise, the non-breaching Party shall be entitled (on its own behalf and on behalf of its affiliates) to obtain injunctive relief against any threatened breach of this Agreement or the continuation of any such breach without the necessity of proving actual damages.

11.5    Force Majeure. Except for the payment of money, neither Party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, flood, earthquake, or by the public enemy or other causes reasonably beyond such Party’s control and without such Party’s fault or negligence; provided, that the affected Party notifies the unaffected Party as soon as reasonably possible and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event; provided, further, that no such delay or failure in performance shall continue for more than [***], In the event that a delay or failure in performance by a Party wider this Section 11.5 continues longer than [***], the other Party may terminate this Agreement in accordance with the terms and conditions of Section 9.3 (Termination for Cause).

11.6    Independent Contractors. The Parties are independent contractors. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency or employer-employee relationship between the Parties. Neither Party will incur any debts or make any commitments for the other Party.

11.7    Assignment. Except as expressly provided herein, neither this Agreement nor any interest hereunder will be assignable or any other obligation delegable, by a Party without the prior written consent of the other Party. Either Party shall have the right to assign and otherwise transfer this Agreement in whole or in part without consent to an Affiliate of such Party. Either Party may assign and otherwise transfer this Agreement in whole to a successor that acquires all or substantially all of its business or assets related to the subject matter of this Agreement by way of merger, consolidation, other business reorganization, or the sale of stock or assets, but only with the prior written consent of the other Party, which authorization shall not be unreasonably conditioned, withheld or delayed; provided, however, that it shall not be unreasonable for the Party to refuse to authorize any assignment or transfer by the other Party to a non-Affiliate [***]. This Agreement shall be binding upon successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 11.7 shall be null and void. Any permitted assignment or transfer of this Agreement shall not release the assigning or transferring Party from its obligations under this Agreement except to the extent the Assignee expressly assumes all responsibilities and obligations associated with such assignment or transfer.

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11.8    Notices. Any notice, report, communication, or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested; (b) by overnight express delivery service by a nationally recognized courier; (c) via confirmed facsimile, followed within five (5) days by a copy delivered in accordance with this Section 11.8; or (d) via e-mail or pdf, with delivery receipt and read receipt requested, addressed to the other Party at the address shown below or at such other address as such Party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to Customer:	Urovant Sciences GmbH
Viaduktstrasse 8, 4051 Basel, Switzerland
Attn: Head of Global Transactions

With a copy to:	Urovant Sciences, Inc.,
320 West 37th Street, 5th Floor,
New York, NY 10018
Attn: Legal Department

If to Codexis:	Codexis, Inc.
200 Penobscot Drive
Redwood City, California 94063
USA
Attn: President
Facsimile: [***]

With a copy to:	Codexis, Inc.
200 Penobscot Drive
Redwood City, California 94063
USA
Attn: General Counsel
Facsimile: [***]

11.9    Severability. If any provision of this Agreement is found by a court to be void, invalid, or unenforceable, such provision shall be reformed to comply with Applicable Law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided, that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either Party, If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid, or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either Party, the Parties shall modify such provision in accordance with Section 11.10 (Modifications; Waivers) to obtain a legal, valid, and enforceable provision and provide an economic benefit to the Parties that most nearly effects the Parties’ intent on entering into this Agreement.

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11.10    Modifications; Waivers. This Agreement may not be altered, amended, supplemented, or modified in any way except by a writing signed by each Party. The failure of a Party to enforce any rights or provisions of this Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such Party to thereafter enforce such rights or provisions or any other rights or provisions hereunder.

11.11    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

11.12    Interpretation.

(a)    Captions and Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)    Singular and Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(c)    Articles, Sections, and Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such section; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(d)    Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(e)    Ambiguities. The Parties jointly drafted this Agreement. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

11.13    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. For purposes of executing this Agreement, a facsimile (including a “portable document format” (“.pdf”) image delivered via email) copy of this Agreement, including the signature pages, will be deemed an original.

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11.14    Entire Agreement. The Parties acknowledge that this Agreement, including, for clarity, the preamble, recitals and exhibits attached hereto, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements, and writings with respect hereto with respect to the subject matter hereof. No trade customs, courses of dealing or courses of performance by the Parties shall be relevant to modify, supplement, or explain any term(s) used in this Agreement. Each Party agrees and acknowledges that it has not relied on any information, data, or forecasts provided by the other Party, or discussions with the other Party, in the negotiation and execution of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, Customer and Codexis have executed this Agreement by their respective duly authorized representatives on the dates identified below but the Agreement shall become effective on the Effective Date.

CODEXIS, INC.

By:	/s/ Michael Aldridge

Name:	Michael Aldridge

Title:	SVP Corporate Strategic Development

Date:	Sept-12-2017

UROVANT SCIENCES GMBH

By:	/s/ Sascha Bucher

Name:	Sascha Bucher

Title:	Head of Global Transactions

Date:	Sep 14, 2017

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Exhibit 1.8

Codexis Process

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Exhibit 3.5(d)

Enzyme Specification

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Exhibit 4.1

Pricing for Codexis Enzyme

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